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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
January 16, 2013 (January 16, 2013)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 16, 2013, HEP Logistics Holdings, L.P., the general partner of Holly Energy Partners, L.P.

(the “Partnership”), amended the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, by executing Amendment No. 4 thereto (“Amendment No. 4”) to modify certain definitions related to target distribution amounts and minimum distribution amounts in connection with the Partnership’s two-for-one unit split. The unit split was effected by a distribution on January 16, 2013 of one additional common unit for each common unit outstanding to unitholders of record as of January 7, 2013. A copy of Amendment No. 4 is filed as Exhibit 3.1 hereto and incorporated herein in its entirety.

Item 7.01.     Regulation FD Disclosure.

On January 16, 2013, the Partnership issued a press release announcing the completion of its previously announced two-for-one unit split of the Partnership’s common units. A copy of the Partnership’s press release is filed as Exhibit 99.1hereto and incorporated herein in its entirety.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment No. 4 to First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated January 16, 2013

99.1	Press release of the Partnership issued January 16, 2013 announcing two-for-one unit split.*

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* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Douglas S. Aron
Executive Vice President and Chief Financial Officer

Date:    January 16, 2013

EXHIBIT INDEX
Exhibit Number        Exhibit Title

3.1	Amendment No. 4 to First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated January 16, 2013

99.1	Press release of the Partnership issued January 16, 2013 announcing two-for-one unit split.*

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* Furnished herewith.